MINUTES OF SPECIAL MEETING
                               OF THE SHAREHOLDERS
                                       OF

                                     T & G2

     A special meeting of the Shareholders of the above-captioned Corporation was held on May1, 2003 at 2PM EST, notice thereof, in accordance with the Nevada General Corporation Law, being waived.

     Having been called to order by the President and Chief Executive Officer the requisite number of, and having a quorum of more than 66.67% of all votes of shareholders as required by the By-Laws of the Corporation and, in accordance with the Nevada General Corporation Law, the following actions were approved by the requisite number of shareholders:

     1. RESOLVED, each of the Directors of the Corporation, as may from time to time be appointed and/or elected, shall receive Director compensation in the amount of $10,000 annually, beginning in 2003, and said compensation may be paid in cash or S-8 stock from the Corporation, and if paid in stock, the full year's compensation may be accelerated in whole or part was presented to the meeting is hereby adopted by the requisite number of shareholders of the Corporation.

     There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the same was adjourned.





                                                    ----------------------------
                                                             Secretary



Approved:



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President